Exhibit 10.38

EXECUTION VERSION

COOPERATION AGREEMENT

This Cooperation Agreement (this “Agreement”) dated as of February 20, 2017 is by and between Francesco Trapani (“Trapani”) and Tiffany & Co. (the “Company”).

WHEREAS, concurrently with the signing of this Agreement the Company and JANA Partners LLC are entering into a Cooperation Agreement (the “JANA Cooperation Agreement”), pursuant to which the Company has agreed, subject to the conditions therein, to appoint Trapani to the board of directors (the “Board”), and subsequently nominate him at the Company’s 2017 Annual Meeting of Stockholders; and

WHEREAS, in connection with the JANA Cooperation Agreement the Company has requested that Trapani enter into this Agreement;

NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Standstill.

(a)

Trapani agrees that, during the Standstill Period (as defined below) (unless specifically requested in writing by the Company, acting through a resolution of a majority of the Company’s directors not including Trapani), he shall not, and shall cause each of his Affiliates or Associates (as such terms are defined in Rule 12b-2 promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided, that the term “Associates” in such definition shall be deemed to be preceded by the word “controlled”) (collectively (with Trapani) and individually, the “Trapani Affiliates”), not to, directly or indirectly, in any manner, alone or in concert with others (it being understood and agreed that the following restrictions shall not apply to Trapani’s private or confidential discussions solely among other members of the Board and/or management of the Company to the extent consistent with the last paragraph of this Section 1(a)):

(i)

make, engage in, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC but without regard to the exclusion set forth in Rule 14a1(l)(2)(iv) of the Exchange Act) or consents to vote or advise, encourage or influence any person other than any Trapani Affiliate with respect to the voting of any securities of the Company or any securities convertible or exchangeable into or exercisable for any such securities (collectively, “securities of the Company”) for the election of individuals to the Board or to approve stockholder proposals, or become a “participant” in any contested “solicitation” for the election of directors with respect to the Company (as such terms are defined or used under the Exchange Act), other than a “solicitation” or acting as a “participant” in support of all of the nominees of the Board at any stockholder meeting or voting its shares at any such meeting in its sole discretion (subject to compliance with this Agreement), or make or be the proponent of any stockholder proposal (pursuant to Rule 14a-8 under the Exchange Act or otherwise), except in all cases as expressly permitted by this Agreement;

(ii)

form, join, encourage, influence, advise or in any way participate in any “group” (as such term is defined in Section 13(d)(3) of the Exchange Act) with any persons (excluding, for the avoidance of doubt, any group composed solely of Trapani and the Trapani Affiliates) with respect to any securities of the Company or otherwise in any manner agree, attempt, seek or propose to deposit any securities of the Company in any voting trust or similar arrangement, or subject any securities of the Company to any arrangement or agreement with respect to the voting thereof (including by granting any proxy, consent or other authority to vote), except as expressly set forth in this Agreement;

(iii)

acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a partnership, limited partnership, syndicate or other group, through swap or hedging transactions or otherwise, any securities of the Company or any rights decoupled from the underlying securities of the Company that would result in Trapani (together with the Trapani Affiliates and any individual or entity that would be deemed to be part of a “group” (as such term is defined in Section 13(d)(3) of the Exchange Act) with Trapani or any Trapani Affiliate (together with the Trapani Affiliates, the “13D Group”)) owning, controlling or otherwise having any beneficial or other ownership interest (including, for purpose of this calculation under this Section 1(a)(iii), all shares of Common Stock which such person has the right to acquire pursuant to the exercise of any rights in connection with any securities or any agreement, regardless of when such rights may be exercised and whether they are conditional and including economic ownership pursuant to a cash settled call option or other derivative security, contract or instrument primarily related to the price of shares of Common Stock) in 10% or more of Common Stock outstanding at such time; provided, that nothing herein will require Common Stock to be sold to the extent that Trapani and the 13D Group, collectively, exceed the ownership limit under this clause (iii) as the result of a share repurchase or similar Company action that reduces the number of outstanding shares of Common Stock (it being understood that Trapani shall notify the Company promptly in the event (and in no less than three (3) business days after) he (together with the 13D Group) owns, controls or otherwise has any beneficial or other ownership interest of such percentage of shares or a greater amount (based on the number of outstanding shares of Common Stock as most recently disclosed by the Company on the cover of a publicly filed Form 10-K or Form 10-Q or otherwise communicated in writing by the Company to Trapani);

(iv)

other than in Rule 144 open market broker sale transactions where the identity of the purchaser is not known and in underwritten widely dispersed public offerings, sell, offer or agree to sell directly or indirectly, through swap or hedging transactions or otherwise, the securities of the Company or any rights decoupled from the underlying securities of the Company held by Trapani or any Trapani Affiliate to any person or entity not a party to this Agreement (a “Third Party”) that, to Trapani’s or the Trapani Affiliates’ knowledge (after due inquiry in connection with a private, non-open market transaction, it being understood that such knowledge shall be deemed to exist with respect to any publicly available information, including information in documents filed with the SEC), would result in such Third Party, together with its affiliates and associates, owning, controlling or otherwise having any beneficial or other ownership interest in the aggregate of more than 4.9% of the shares of Common Stock outstanding at such time or would increase the beneficial or other ownership interest of any Third Party who, together with its affiliates and associates, has a beneficial or other ownership interest in the aggregate of more than 4.9% of the shares of Common Stock outstanding at such time;

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(v)

effect or seek to effect, offer or propose to effect, cause or participate in, or in any way assist or facilitate any other person to effect or seek, offer or propose to effect or participate in, any tender or exchange offer, merger, consolidation, acquisition, sale of all or substantially all assets or sale, spinoff, splitoff or other similar separation of one or more business units, scheme of arrangement, plan of arrangement or other business combination, recapitalization, reorganization, liquidation, dissolution or other extraordinary transaction involving the Company or any of its subsidiaries or joint ventures or any of their respective securities or a material amount of any of their respective assets or businesses (each, an “Extraordinary Transaction”), or encourage, initiate or support any other third party in any such activity; provided, however, that this clause (v) shall not preclude the tender (or failure to tender) by Trapani or a Trapani Affiliate of any securities of the Company into any tender or exchange offer or vote for or against any transaction by himself or a Trapani Affiliate of any securities of the Company with respect to any Extraordinary Transaction;

(vi)

engage in any short sale or any purchase, sale or grant of any option, warrant, convertible security, stock appreciation right, or other similar right (including any put or call option or “swap” transaction with respect to any security (other than a broad based market basket or index)) that includes, relates to or derives any significant part of its value from a decline in the market price or value of the securities of the Company;

(vii)

(A) call or request the calling of any meeting of stockholders, including by written consent; (B) seek representation on, or nominate any candidate to, the Board, except as set forth herein; (C) seek the removal of any member of the Board; (D) solicit consents from stockholders or otherwise act or seek to act by written consent; (E) conduct a referendum of stockholders; (F) present at any annual meeting or any special meeting of the Company’s stockholders; or (G) make a request for any stockholder list or other Company books and records, whether pursuant to Section 220 of the DGCL or otherwise;

(viii)

except as set forth herein, take any action in support of or make any proposal or request that constitutes: (A) controlling, changing or influencing the Board or management of the Company, including any plans or proposals to change the number or term of directors or to fill any vacancies on the Board; (B) any material change in the capitalization, stock repurchase programs and practices, capital allocation programs and practices or dividend policy of the Company; (C) any other material change in the Company’s management, business or corporate structure; (D) seeking to have the Company waive or make amendments or modifications to the Company’s Restated Certificate of Incorporation or the by-laws, or other actions, that may impede or facilitate the acquisition of control of the Company by any person; (E) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange; or (F) causing a class of securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

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(ix)

make or cause to be made, or in any way encourage any other person to make or cause to be made, any public statement or announcement, including in any document or report filed with or furnished to the SEC or through the press, media, analysts or other persons, that constitutes an ad hominem attack on, or otherwise disparages, defames or slanders the Company or Affiliates thereof or any of their respective current or former officers, directors or employees, provided that Trapani will, subject to any confidenitality obligations to which he may be subject, be permitted to make objective statements that reflect his view, as a stockholder, with respect to factual matters concerning specific acts or determinations of the Company occurring after the date of this Agreement;

(x)

make any public disclosure, announcement or statement regarding any intent, purpose, plan or proposal with respect to the Board, the Company, its management, policies or affairs, any of its securities or assets or this Agreement that is inconsistent with the provisions of this Agreement;

(xi)

enter into any discussions, negotiations, agreements or understandings with any Third Party to take any action with respect to any of the foregoing, or advise, assist, knowingly encourage or seek to persuade any Third Party to take any action or make any statement with respect to any of the foregoing, or otherwise take or cause any action or make any statement inconsistent with any of the foregoing;

(xii)

institute, solicit, assist or join, as a party, any litigation, arbitration or other proceedings against or involving the Company or any of its current or former directors or officers (including derivative actions), other than an action to enforce the provisions of this Agreement instituted in accordance with and subject to Section 6; or

(xiii)

request, directly or indirectly, any amendment or waiver of the foregoing.

The foregoing provisions of this Section 1(a) shall not be deemed to prohibit Trapani, including in his capacity as a director, from communicating privately regarding or privately advocating for or against any of the matters described in this Section 1(a) with, or from privately requesting a waiver of any of the foregoing provisions of this Section 1(a) from, the Company’s directors or officers, so long as such communications, advocacy or requests are in accordance with any confidentiality obligations to which he may be subject, and are not intended to, and would not reasonably be expected to, require any public disclosure of such communications, advocacy or requests. Notwithstanding any provision of this Agreement to the contrary, Trapani has entered into this Agreement in his capacity as a stockholder of the Company, and nothing in this Agreement shall limit, restrict or otherwise affect the ability of Trapani to act, refrain from acting or vote on any matter, in each case, in his capacity as a director of Company, or be construed to prohibit, limit or restrict Trapani from exercising his fiduciary duties as a director to the Company or its stockholders under applicable law.

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(b)

The Company agrees that, during the Standstill Period it shall not, and shall cause each of its Affiliates or Associates (as such terms are defined in Rule 12b-2 promulgated by the SEC under the Exchange Act; provided, that the term “Associates” in such definition shall be deemed to be preceded by the word “controlled”), not to, directly or indirectly, in any manner, alone or in concert with others, make or cause to be made, or in any way encourage any other person to make or cause to be made, any public statement or announcement, including in any document or report filed with or furnished to the SEC or through the press, media, analysts or other persons, that constitutes an ad hominem attack on, or otherwise disparages, defames or slanders Trapani or a Trapani Affiliate, provided that the Company will be permitted to make objective statements that reflect the Company’s view with respect to factual matters concerning specific acts or determinations of Trapani or a Trapani Affiliate occurring after the date of this Agreement. For the avoidance of doubt, a public statement or announcement shall only be deemed to be made by the Company if made by either (i) an executive officer or member of the Board or (ii) an employee or representative of the Company authorized to make such statement or announcement on behalf of the Company.

(c)

For purposes of this Agreement the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.

(d)

For purposes of this Agreement the term “Standstill Period” shall have the meaning given to such term in the JANA Cooperation Agreement.

2.

Voting Agreement. During the Standstill Period, Trapani shall cause all shares of Common Stock beneficially owned, directly or indirectly, and entitled to vote as of the applicable record date by him, and by each Trapani Affiliate (as applicable), to be present for quorum purposes and to be voted, at each annual or special meeting of stockholders (and at any adjournments or postponements thereof), and further agrees that he shall cause all such shares, and shall cause each Trapani Affiliate (as applicable) to cause all such shares, at each such meeting, to be voted in favor of all current directors as of the date of this Agreement nominated by the Board for election at each such meeting and in accordance with the Board’s recommendations with respect to any other proposal or business that may be the subject of stockholder action at each such meeting; provided, however, that, notwithstanding anything herein to the contrary, with respect to (a) a proposal to authorize or approve an Extraordinary Transaction, (b) matters related to the implementation of takeover defenses, or (c) new or amended incentive compensation plans submitted for stockholder approval, Trapani and each Trapani Affiliate may vote his or its shares of Common Stock beneficially owned, directly or indirectly, in his or its sole discretion.

3.

Representations of the Company. The Company represents and warrants to Trapani as follows: (a) the Company has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby; and (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms.

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4.

Representations of Trapani. Trapani represents and warrants to the Company as follows: (a) Trapani has the requisite power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby; (b) this Agreement has been duly and validly authorized, executed and delivered by Trapani, constitutes a valid and binding obligation and agreement of Trapani and is enforceable against Trapani in accordance with its terms; and (c) each of Trapani and the Trapani Affiliates beneficially owns, directly or indirectly, such number of shares of common stock, par value $0.01 of the Company (the “Common Stock”), as indicated on Exhibit A (which exhibit includes a complete and accurate specification of which person is the beneficial owner and the form of ownership (including (i) shares that such person has the right to acquire pursuant to the exercise of any rights in connection with any securities or any agreement, regardless of when such rights may be exercised and whether they are conditional, (ii) shares of which such person has economic ownership pursuant to a cash settled call option or other derivative security, contract or instrument related to the price of shares of Common Stock, (iii) shares over which such person controls or owns the voting power and (iv) the extent to which such person has entered into a derivative or other agreement, arrangement or understanding that directly hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares), and such shares of Common Stock constitute all of the Common Stock beneficially owned by Trapani and the Trapani Affiliates or in which Trapani or the Trapani Affiliates have any interest or right to acquire or vote, whether through derivative securities, voting agreements or otherwise.

5.

Public Announcement.

(a)

None of Trapani or the Trapani Affiliates shall issue a press release in connection with this Agreement or the actions contemplated hereby.

(b)

Trapani shall, and shall cause the Trapani Affiliates to, cause any public filings that reference the entry into this Agreement to be consistent with the press release issued by JANA and the Company in connection with the JANA Agreement, in the form attached hereto as Exhibit C (the “Press Release”) and the terms of this Agreement.

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6.

Miscellaneous. The parties agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that such damage would not be adequately compensable in monetary damages. Accordingly, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement, to enforce specifically the terms and provisions of this Agreement exclusively in the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, any state or federal court sitting in the State of Delaware, in addition to any other remedies at law or in equity, and each party agrees it will not take any action, directly or indirectly, in opposition to another party seeking or obtaining such relief. Each of the parties hereto agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief. Furthermore, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware and the federal and other state courts sitting in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than such federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, and (d) each of the parties irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address set forth in Section 9 hereof or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO ANY CONFLICT OR CHOICE OF LAW PRINCIPLES THAT MAY RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

7.

Expenses. All attorneys’ fees, costs and expenses incurred in connection with this Agreement and all matters related hereto will be paid by the party incurring such fees, costs or expenses.

8.

Entire Agreement; Amendment. This Agreement and the Irrevocable Resignation Letters, together with any previously existing written non-disclosure agreement executed by the parties, contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. This Agreement may be amended only by an agreement in writing executed by the parties hereto, and no waiver of compliance with any provision or condition of this Agreement and no consent provided for in this Agreement shall be effective unless evidenced by a written instrument executed by the party against whom such waiver or consent is to be effective. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

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9.

Notices. All notices, notifications, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, when actually received during normal business hours at the address specified in this subsection:

if to the Company:

Tiffany & Co.
200 Fifth Avenue
New York, New York
Attention: Legal Department
Email: legal@tiffany.com
Facsimile: (212) 230-5322

with a copy (which shall not constitute notice) to:

Cleary, Gottlieb, Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Attention:   Ethan Klingsberg, Esq.
                     Paul M. Tiger, Esq.
Facsimile: (212) 225-3999

if to Trapani:

Francesco Trapani C/O Elystone Capital
30 quai Gustave Ador, 1207
Geneva, Switzerland

10.

Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

11.

Termination. This Agreement shall terminate upon the expiry of the Standstill Period.

12.

Counterparts. This Agreement may be executed in two or more counterparts either manually or by electronic or digital signature (including by email transmission), each of which shall be deemed to be an original and all of which together shall constitute a single binding agreement on the parties, notwithstanding that not all parties are signatories to the same counterpart.

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13.

No Third Party Beneficiaries; Assignment. This Agreement is solely for the benefit of the parties hereto and is not binding upon (other than successors to the parties hereto) or enforceable by any other persons. No party to this Agreement may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, and any assignment in contravention hereof shall be null and void. Nothing in this Agreement, whether express or implied, is intended to or shall confer any rights, benefits or remedies under or by reason of this Agreement on any persons other than the parties hereto, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party.

14.

Interpretation and Construction. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” and “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “will” shall be construed to have the same meaning as the word “shall.” The words “date hereof” will refer to the date of this Agreement. The word “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument, law, rule or statute defined or referred to herein means, unless otherwise indicated, such agreement, instrument, law, rule or statute as from time to time amended, modified or supplemented. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

TIFFANY & CO.

By:	/s/ Leigh Harlan
Name: Leigh Harlan Title: Senior Vice President, Secretary, General Counsel

FRANCESCO TRAPANI

/s/ Francesco Trapani
Francesco Trapani

[Signature Page to the Cooperation Agreement - Francesco Trapani]

EXHIBIT A
TRAPANI INTEREST

Francesco Trapani

Common Stock                   200,000